                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           ROCKY SHOES & BOOTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                                                                  April 18, 2003

Dear Shareholder:

         I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on Tuesday, May 20, 2003, at 4:00 p.m., at Porter, Wright, Morris & Arthur LLP, 29th Floor, located at 41 South High Street, Columbus, Ohio. We look forward to meeting all of our shareholders who are able to attend.

         At the Annual Meeting, you will be asked to elect Class I Directors. A copy of the Proxy Statement and the proxy card are enclosed.

         It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you attend the meeting, you may vote in person if you wish, and your proxy will not be used.

         Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                   Sincerely,

                                   Mike Brooks
                                   Chairman, President, and
                                   Chief Executive Officer

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 18, 2003

To Our Shareholders:

         The Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. will be held at Porter, Wright, Morris & Arthur LLP, 29th Floor, located at 41 South High Street, Columbus, Ohio, on Tuesday, May 20, 2003, at 4:00 p.m. local time, for the following purposes:

                  (1) To elect three Class I Directors of the Company, each to serve for a two-year term expiring at the 2005 Annual Meeting of Shareholders.

                  (2) To transact any other business which may properly come before the meeting or any adjournment thereof.

         Owners of record of common stock of the Company at the close of business on March 24, 2003, will be entitled to vote at the meeting.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                    By Order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 2003

         This Proxy Statement is furnished to the shareholders of Rocky Shoes & Boots, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 20, 2003, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 18, 2003.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting. The proxy will be voted FOR the nominees for director named herein, and, at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of common stock of the Company at the close of business on March 24, 2003, will be entitled to vote at the Annual Meeting. At that time, the Company had 4,051,430 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote on the matter. For purposes of determining the number of shares of common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                              ELECTION OF DIRECTORS

         The Company's Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at seven. The Board of Directors proposes the election of all three incumbent directors at the 2003 Annual Meeting of Shareholders to continue their service as Class I Directors. The four incumbent Class II Directors will continue in office. The nominees for Class I Directors, if elected, will serve for a two-year term expiring at the 2005 Annual Meeting of Shareholders.

         Mike Brooks, Glenn E. Corlett, and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brooks, Corlett, and Stewart as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company's Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, the year in which he became a director of the Company, and his position with the Company and the Company's subsidiaries, Five Star Enterprises Ltd. ("Five Star") and Lifestyle Footwear, Inc. ("Lifestyle"):

                                CLASS I DIRECTORS
                      (NOMINEES - TERMS TO EXPIRE IN 2005)

                                       DIRECTOR
      NAME               AGE            SINCE                          POSITION
----------------      ---------      -----------      -------------------------------------------
Mike Brooks               56             1992         Director, Chairman of the Board, President,
                                                      and Chief Executive Officer of the Company,
                                                      Five Star, and Lifestyle

Glenn E. Corlett          59             2000         Director of the Company

James L. Stewart          70             1996         Director of the Company
-------------------------------------------------------------------------------------------------

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2004)

                                       DIRECTOR
       NAME              AGE            SINCE                          POSITION
------------------    ---------      -----------      -------------------------------------------
Leonard L. Brown          71             1993         Director of the Company

David Fraedrich           53             1992         Director, Senior Vice President and Treasurer
                                                      of the Company; Senior Vice President and
                                                      Treasurer of Five Star and Lifestyle

Curtis A. Loveland        56             1993         Director and Secretary of the Company;
                                                      Secretary of Five Star and Lifestyle

Robert D. Rockey          61             2000         Director of the Company
-------------------------------------------------------------------------------------------------

         Mike Brooks has served as Chairman, President, and Chief Executive Officer of the Company since August 1991. Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Satoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of Footwear Industries of America since April 1986 and currently serves on the Executive Board as Chairman of that organization.

         Glenn E. Corlett has been Dean and Philip J. Gardner, Jr. Leadership Professor of the College of Business at Ohio University, Athens, Ohio, since July 1, 1997. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with Price

Waterhouse where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the Board of Directors of Pubco Corp., a company with a printer supplies business and a construction products business, and Frederick Brewing Co., a specialty brewery.

         James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults for various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and CEO of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years.

         Leonard L. Brown has served as President of Leonard L. Brown, Inc., Cincinnati, Ohio, a management consulting firm, since 1985, and as Managing Partner of L & O Realty Co., a private real estate investment company, since 1980. From 1974 to 1985, Mr. Brown served as Chief Executive Officer of Elmex Corp., a toy wholesale company. From 1971 to 1978, the period during which Elmex Corp. was a unit of W. R. Grace & Co., Mr. Brown also served as a Vice President and Division Executive of W. R. Grace & Co.

         David Fraedrich has served as Senior Vice President and Treasurer since June 2001. Prior to his appointment as Senior Vice President and Treasurer, Mr. Fraedrich served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company from October 1992 until June 2001. Mr. Fraedrich joined the Company in 1971 after graduating from Miami University in Oxford, Ohio, with a B.S. degree in Business Administration. He has served in various positions, assuming executive officer responsibilities in July 1975. Mr. Fraedrich has also served as an executive officer of Lifestyle and Five Star since November 1988 and March 1987, respectively, and currently serves as Senior Vice President and Treasurer of these corporations.

         Curtis A. Loveland has served as Secretary of the Company since October 1992 and of Five Star and Lifestyle since December 1992. Mr. Loveland has been a practicing attorney for 30 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979. Mr. Loveland also serves on the Board of Directors of Applied Innovation Inc., a telecommunications products manufacturer.

         Robert D. Rockey served as Chairman and Chief Executive Officer of Duck Head Apparel Company, Inc., Winder, Georgia, from March 1999 until March 2001, and was Chairman and Chief Executive Officer of the Lennox Group from June 1997 to March 1999, and President of Levi Strauss & Company, N.A. from March 1978 to June 1997.

            INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS,
                           AND PRINCIPAL SHAREHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held a total of six meetings during 2002. During 2002, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served. The Company compensates each director who is not an officer or employee of the Company in cash at a rate of $1,500 per Board meeting, plus $750 for each committee meeting which does not occur on the same day as a Board meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the Board or committee meetings. On January 2, 2002, the Company granted each independent director an annual retainer payable in shares of restricted stock valued at $10,000, which vests quarterly upon continued service as a director. Accordingly, 1,733 shares of restricted stock were issued to each of Messrs. Stewart, Brown, Loveland, Corlett and Rockey, based on a stock price of $5.77 per share. In addition, pursuant to the Company's 1995 Stock Option Plan, each of the independent directors is granted an option to purchase 5,000 shares of the Company's common stock each year. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant. Accordingly, on January 2, 2002, nonqualified options to purchase 5,000 shares of common stock were granted to each of Messrs. Stewart, Brown, Loveland, Corlett and Rockey at an exercise price of $5.77 per share. These nonqualified options became exercisable on January 2, 2003 and expire on January 2, 2008.

         The Company has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Corlett (Chairman), Brown, and Loveland. All members of the Audit Committee meet the independence standards established by the National Association of Securities Dealers (NASD). The Audit Committee met five times during 2002. The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Committee will review the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company's internal control procedures. The Audit Committee's responsibilities are further outlined in its written charter. The audit committee report relating to the 2002 fiscal year appears on page 18.

         During 2002 the members of the Stock Option and Compensation Committee were Messrs. Stewart (Chairman), Brown, and Rockey. The Stock Option and Compensation Committee met twice during 2002. This Committee administers the 1995 Stock Option Plan and recommends to the Board of Directors compensation for the Company's executive officers. The Stock Option and Compensation Committee report relating to the 2002 fiscal year appears on page 15.

EXECUTIVE OFFICERS

         In addition to Mike Brooks and David Fraedrich, the following individuals are executive officers of the Company:

         David Sharp, 47, serves as Executive Vice President and Chief Operating Officer. He served as Senior Vice President - Sales and Operations from June 2001 until March 2002, as Vice President of Sales and Marketing from October 2000 until June 2001, and as Vice President of Manufacturing Operations and Marketing from June 2000 until October 2000. Prior to joining the Company, from September 1994 until October 1999, Mr. Sharp served in various capacities, including Vice President and General Manager, of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. Sharp also has held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc. from June 1991 until September 1994.

         James E. McDonald, 42, joined the Company in June 2001 and serves as Vice President and Chief Financial Officer. Prior to joining the Company, from July 1996 until June 2001, Mr. McDonald served as Chief Financial Officer for two operating divisions of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. McDonald also served as Controller of Wright's Knitwear Corporation, a privately held manufacturer of apparel.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Company's common stock by each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 2003:

                                     NUMBER OF SHARES BENEFICIALLY           PERCENT OF
              NAME                             OWNED(1)                        CLASS(1)
--------------------------------     -----------------------------       -------------------
Mike Brooks                                  453,437 (2)                         9.9%

Leonard L. Brown                              27,960 (2)(3)                        *

Glenn E. Corlett                              14,710 (2)(3)                        *

David Fraedrich                              174,100 (2)(4)                      3.8%

James E. McDonald                             12,500 (2)                           *

Curtis A. Loveland                            58,210 (2)(3)                      1.3%

Robert D. Rockey                              15,960 (2)(3)                        *

David Sharp                                   32,500 (2)                           *

James L. Stewart                              33,210 (2)(3)                        *

All Directors and Executive
 Officers as a Group (9 persons)             822,587 (2)                        17.2%

--------------------------
*    indicates less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2003, plus the number of shares such person has the right to acquire within 60 days of February 28, 2003.

(2) Includes 96,500 shares of common stock for Mr. Brooks, 25,000 shares of common stock for Mr. Brown, 12,500 shares of common stock for Mr. Corlett, 75,000 shares of common stock for Mr. Fraedrich, 25,000 shares of common stock for Mr. Loveland, 12,500 shares of common stock for Mr. McDonald, 13,750 shares of common stock for Mr. Rockey, 32,500 shares of common stock for Mr. Sharp, 25,000 shares of common stock for Mr. Stewart, and 317,750 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of February 28, 2003.

(3) Includes 477 restricted shares of common stock to which each of Messrs. Brown, Corlett, Loveland, Rockey, and Stewart has a right to acquire within 60 days of February 28, 2003, as payment of an annual retainer which vests quarterly upon continued service as a director.

(4) Includes 400 shares of common stock owned by Mr. Fraedrich's spouse. Mr. Fraedrich disclaims beneficial ownership of these shares.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

        The following table sets forth information as of February 28, 2003 (except as noted below), relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

                                              NUMBER OF SHARES
               NAME OF                        OF COMMON STOCK        PERCENT OF
           BENEFICIAL OWNER                BENEFICIALLY OWNED(1)      CLASS(1)
--------------------------------------     ---------------------     ----------
Mike Brooks                                     453,437 (2)             9.9%
c/o Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

Benson Associates, LLC                          420,900 (3)             9.4%
111 S. W. Fifth Avenue, Suite 2130
Portland, Oregon 97204

Fifth Third Bancorp / Fifth Third Bank          378,350 (4)             8.5%
Fifth Third Center
Cincinnati, Ohio  45263

Dimensional Fund Advisors Inc.                  297,000 (5)             6.5%
1299 Ocean Avenue
Santa Monica, California 90401

Thomas G. Berlin                                268,389 (6)             6.0%
37500 Eagle Road
Willoughby Hills, Ohio  44094

Fleet Boston Corporation                        265,700 (7)             6.0%
One Federal Street
Boston, Massachusetts 02110

----------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2003, plus the number of shares such person has the right to acquire within 60 days of February 28, 2003.

(2) Includes 96,500 shares of common stock for Mike Brooks which could have been acquired under stock options exercisable within 60 days of February 28, 2003.

(3) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 5, 2003. As of March 6, 2003, Benson Associates, LLC owned no shares of the Company's common stock.

(4) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2003.

(5) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 10, 2003.

(6) Based on information filed on Schedule 13D with the Securities and Exchange Commission on July 30, 2002.

(7) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2003.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the Company's last three complete fiscal years to the Company's Chief Executive Officer and the only other executive officers of the Company whose combined salary and bonus exceeded $100,000 for 2002.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                             ANNUAL COMPENSATION   COMPENSATION
          NAME AND             FISCAL YEAR   -------------------   ------------         ALL OTHER
     PRINCIPAL POSITION           ENDED       SALARY      BONUS     OPTIONS (#)       COMPENSATION
----------------------------   -----------   --------   --------   ------------    ------------------
Mike Brooks(1)                   12/31/02    $250,000    $52,500      20,000       $ 33,012 (2)(3)(4)
Chairman, President, and         12/31/01    $210,000    $72,823      12,000       $ 33,007 (2)(3)
Chief Executive Officer of       12/31/00    $210,000    $     0      10,000       $ 13,402 (2)(3)
the Company, Five Star, and
Lifestyle

David Fraedrich(1)               12/31/02    $175,000    $20,000      10,000       $ 24,652 (2)(3)(4)
Senior Vice President and        12/31/01    $175,000    $38,500      12,000       $ 24,907 (2)(3)
Treasurer of the Company,        12/31/00    $160,000    $     0      10,000       $  8,446 (2)(3)
Five Star, and Lifestyle

David Sharp(6)                   12/31/02    $200,000    $36,000      10,000       $ 16,500 (4)
Executive Vice President and     12/31/01    $175,000    $38,500      20,000       $      0
Chief Operating Officer of       12/31/00    $ 82,692    $     0      40,000       $      0
the Company, Five Star, and
Lifestyle

James E. McDonald(7)             12/31/02    $165,000    $18,000      10,000       $ 23,400 (5)
Vice President and Chief         12/31/01    $ 85,673    $17,135      40,000       $      0
Financial Officer of the
Company, Five Star, and
Lifestyle

------------------------

(1) The Company has entered into employment agreements with Messrs. Brooks and Fraedrich (See "Employment Agreements" below).

(2) The Company has also entered into deferred compensation agreements with Messrs. Brooks and Fraedrich (individually, an "Employee"). Each agreement provides that certain benefits will be paid to the Employee or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreements, the Employee qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If the Employee retires after age 65, the Employee or his beneficiary will receive monthly payments ranging from $1,250 to $2,500 for a ten-year period commencing 90 days after retirement. If the Employee dies prior to age 55, but after qualifying for the benefits, the Employee's beneficiary will receive $17,250 annually for ten years. If the Employee dies after age 55, but before age 65, the beneficiary will receive the greater of $17,250 annually or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. If the Employee terminates his employment with the Company for any reason prior to age 65, the Employee will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of the Employee or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. Finally, the agreement provides that the Employee will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If the Employee breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to the Employee or his beneficiary and the Company has no further liability under the agreement. The benefits under these agreements have vested for Messrs. Brooks and Fraedrich. The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich include $17,261 and $12,568, respectively for 2001, and $6,269 and $4,081, respectively for 2002, reflecting the present value of the benefits earned during the year indicated. The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich do not include losses of $8,704 and $7,311, respectively for 2000.

(3) The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich include $13,402 and $8,446, respectively for 2000, $15,746 and $12,339, respectively for 2001, and $15,356 and $11,709, respectively for 2002, representing the dollar value of the benefit of premiums paid for a split-dollar life insurance policy reflecting the present value of the economic benefit of the premiums paid by the Company during the fiscal year indicated. The Company has since ceased these premium payments on behalf of Messrs. Brooks and Fraedrich.

(4) The amounts shown under "All Other Compensation" for Messrs. Brooks, Fraedrich, and Sharp include $11,388, $8,862, and $16,500, respectively, reflecting life insurance premiums paid by the Company in 2002.

(5) The amount shown under "All Other Compensation" for Mr. McDonald reflects relocation costs paid by the Company to Mr. McDonald in 2002.

(6)  Mr. Sharp joined the Company in June 2000.

(7)  Mr. McDonald joined the Company in June 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information regarding stock options granted during 2002 to each of the executive officers.

                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE
                       -----------------------------------------------------       AT ASSUMED ANNUAL RATES
                                     % OF TOTAL                                  OF STOCK PRICE APPRECIATION
                                       OPTIONS                                        FOR OPTION TERM(1)
                        OPTIONS      GRANTED TO     EXERCISE                   --------------------------------
                        GRANTED     EMPLOYEES IN      PRICE      EXPIRATION
     NAME                  (#)       FISCAL YEAR     ($/SHARE)       DATE       0%($)      5%($)       10%($)
-----------------      ---------    ------------    ---------    ----------    -----     -------     --------
Mike Brooks            20,000(2)       12.2%          $5.77       1/2/2010       $0      $55,098     $131,970
David Fraedrich        10,000(2)        6.1%          $5.77       1/2/2010       $0      $27,549     $ 65,985
David Sharp            10,000(2)        6.1%          $5.77       1/2/2010       $0      $27,549     $ 65,985
James E. McDonald      10,000(2)        6.1%          $5.77       1/2/2010       $0      $27,549     $ 65,985

----------

(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's common stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

(2) On January 2, 2002, incentive options to purchase 20,000, 10,000, 10,000, and 10,000 shares, respectively, of common stock were granted to Messrs. Brooks, Fraedrich, Sharp, and McDonald. All incentive options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant. These options vest and become exercisable at a rate of 25% per year employed after the date of grant, and expire on the eighth anniversary of the date of grant.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides certain information regarding the exercise of stock options during 2002, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2002.

                                                                                       VALUE OF UNEXERCISED
                          SHARES                        NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON     VALUE         OPTIONS AT FISCAL YEAR END       FISCAL YEAR END ($)(1)
                         EXERCISE      REALIZED       --------------------------    ----------------------------
    NAME                    (#)          ($)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------      ------------    --------      -----------   -------------    -----------   -------------
Mike Brooks                 --            --            78,500         61,500         $ 4,095        $12,285
David Fraedrich             --            --            59,500         31,500         $ 4,095        $12,285
David Sharp                 --            --            25,000         45,000         $16,625        $30,275
James E. McDonald           --            --            10,000         40,000         $ 5,900        $17,700

----------

(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                 RETIREMENT PLAN

         The Company's Restated Retirement Plan for Non-Union Employees (the "Retirement Plan") is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, excluding leased employees and those employees covered by a collective bargaining agreement, are eligible to participate in the Retirement Plan if they are at least 21 years old and have worked at least 1,000 hours for the Company over a period of one year.

         The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of the employee's average monthly compensation, or $12.00, and multiplies it by the employee's number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding.

         The following table illustrates the operation of the Retirement Plan by showing various annual retirement benefits payable to participating employees in the compensation and years of service classifications indicated, assuming that participants retire at age 65 and that each participant elects a joint and survivor annuity for the lives of the participant and his or her spouse. There is no reduction of benefits for Social Security retirement income.

                                   YEARS OF SERVICES
                 ----------------------------------------------------
REMUNERATION        15         20         25         30         35
-------------    --------   --------   --------   --------   --------
 $  80,000       $ 18,000   $ 24,000   $ 30,000   $ 36,000   $ 42,000
   100,000         22,500     30,000     37,500     45,000     52,500
   125,000         28,125     37,500     46,875     56,250     65,625
   150,000         33,750     45,000     56,250     67,500     78,750
   175,000         39,375     52,500     65,625     78,750     91,875
   200,000*        45,000     60,000     75,000     90,000    105,000

* The maximum pay level recognized at this time is $200,000. This maximum is indexed with the COLA % each year, with $10,000 incremental increases.

         For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan for 2002, was $200,000 for Mr. Brooks, $175,000 for Mr. Fraedrich, $200,000 for Mr. Sharp, and $165,000 for Mr. McDonald. The Code imposes limitations on the amount of annual benefits payable to an individual under the Retirement Plan. This limit for the 2002 Plan Year is $160,000. The estimated years of service for each of the executive officers as of December 31, 2002, was 27.7 years for Mr. Brooks, 31.5 years for Mr. Fraedrich, 2.5 years for Mr. Sharp, and 1.5 years for Mr. McDonald.

                              EMPLOYMENT AGREEMENTS

         On July 1, 1995, Messrs. Brooks and Fraedrich entered into employment agreements with the Company. Each of these employment agreements provides for a minimum base salary and a covenant not-to-compete. The employment agreements are substantially identical, except with respect to minimum annual base salary, which was $250,000 for Mr. Brooks and $175,000 for Mr. Fraedrich for fiscal 2002. The employment agreements are "at will" and, therefore, do not have a stated term.

         The covenant not-to-compete contained in Messrs. Brooks and Fraedrich's employment agreements is for the time of employment, plus a one-year period following termination of employment; provided, that if the employee's employment is terminated following a change in control (as defined in the employment agreements), the covenant not-to-compete will terminate immediately. If the agreement is terminated as a result of a change in control, or if the employee resigns after a change in control, the employee is entitled to receive 2.99 times his average annual compensation, including bonuses and taxable fringe benefits, over the last five taxable years immediately preceding the date of change in control, but in no event will such payments constitute excess parachute payments within the meaning of the Code. Under the employment agreements, a change in control is deemed to have occurred if (i) the Company or 50% or more of its assets or earning power is acquired and less than a majority of the outstanding voting shares of the survivor of such acquisition is owned, immediately after such acquisition, by the owners of the voting shares of the Company outstanding immediately prior to such acquisition, or (ii) there is a change in a majority of the Board of Directors of the Company over any two-year period, which has not been approved in advance by at least two-thirds of the directors of the Company in office at the beginning of the period.

         The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Stock Option and Compensation Committee (the "Compensation Committee") has the authority and responsibility to determine and administer the Company's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Stock Option Plan. The Compensation Committee consists solely of independent directors of the Company. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company.

         On July 1, 1995, the Company entered into employment contracts, approved by the Company's Board of Directors, with Mr. Brooks and Mr. Fraedrich. The base salaries under the employment contracts are subject to review by the Compensation Committee and may be increased periodically.

         The determination of executive officer base salaries for the fiscal year ended December 31, 2002, including increases to the minimum base salaries fixed by the employment contracts of certain executive officers (see EMPLOYMENT AGREEMENTS above), was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities. These factors were also taken into account when the Compensation Committee established Mike Brooks' salary at $250,000 for the fiscal year ended December 31, 2002.

         The Company established an executive bonus program for 2002. The bonuses payable under the executive bonus program were based on percentages of a participant's salary. The amount of the percentage bonus depended on the Company's pre-tax and pre-bonus profits. The percentages payable to executive officers ranged from 11% to 75%, depending on the officer and the amount of pre-tax profit. Four of the Company's executive officers, including Mike Brooks, were eligible to participate in the executive bonus pool for 2002. The percentages issued under the program were allocated at the beginning of 2002 among these four executive officers based upon the Compensation Committee's subjective perception of each executive officer's contribution to the overall profitability of the Company. Under the formula established by the program, Mr. Brooks was allocated 21% of his salary as his bonus for 2002. Under the executive bonus program, $126,500 in bonuses were awarded to executive officers for 2002.

         The purpose of the Company's 1995 Stock Option Plan is to provide long-term incentives to key employees and motivate key employees to improve the performance of the Company's common stock. Stock option awards are considered annually by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

         The number of shares of common stock subject to the options granted during 2002, was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for 2002.

         Options were granted under the 1995 Stock Option Plan by the Company during 2002 to four executive officers, including Mike Brooks, and 31 other key employees. Each stock option awarded during 2002 had an exercise price equal to the fair market value of the underlying common stock of the Company on the date of the grant. The options granted during 2002 vest and become exercisable at the rate of 25% per year if the option holder remains employed at the time of vesting and terminate eight years from the date of grant. All options granted during 2002 to employees are subject to certain forfeiture restrictions in the 1995 Stock Option Plan. Mike Brooks received 20,000 option shares, 12.2% of all option shares granted to employees during 2002.

         The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                         STOCK OPTION AND COMPENSATION COMMITTEE

                                           James L. Stewart, Chairman
                                           Leonard L. Brown
                                           Robert D. Rockey

                                PERFORMANCE GRAPH

         The following Performance Graph compares the performance of the Company with the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on December 31, 1997, in the common stock of the Company, and in the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index and that all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG ROCKY SHOES & BOOTS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                          AND THE S & P FOOTWEAR INDEX

[LINE GRAPH]

                                                  Cumulative Total Return
                              --------------------------------------------------------
                               12/97     12/98     12/99     12/00     12/01     12/02

ROCKY SHOES & BOOTS, INC.     100.00     38.52     50.00     25.41     37.84     34.36
NASDAQ STOCK MARKET (U.S.)    100.00    140.99    261.48    157.42    124.89     86.34
S & P FOOTWEAR                100.00     97.91    116.20    140.77    142.64    118.38

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright (C) 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         GENERAL. In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2002 fiscal year, the Audit Committee met five times.

         REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS AND AUDITORS. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte & Touche LLP any relationships that may impact Deloitte & Touche LLP's objectivity and independence, and satisfied itself as to Deloitte & Touche LLP's independence. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company's internal controls. In addition, the Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP's examination of the consolidated financial statements.

         REVIEW WITH MANAGEMENT. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements, and Deloitte & Touche LLP has the responsibility for the examination of those statements.

         AUDIT FEES. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP," which includes Deloitte Consulting), for the audits of the Company's annual consolidated financial statements, including those for its subsidiary, Lifestyle Footwear, Inc., for the 2002 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year (collectively, the "Audit Services") were $289,490 (including direct engagement expenses).

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP did not render any professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01) (the "Financial Information Systems Design and Implementation Services") during the 2002 fiscal year for the Company.

         ALL OTHER FEES. The aggregate fees billed for services rendered to the Company by Deloitte & Touche LLP, other than the Audit Services and the Financial Information Systems Design and Implementation Services, for the 2002 fiscal year (the "Other Services") were $152,541, including audit related services of $16,500 and non-audit related services of $136,041. The audit related services include fees for accounting consultation services related to standard cost review, accounting treatment for 2002 variable options, and SFAS No. 142 (goodwill and other intangible assets) implementation, and the non-audit related services include fees for tax compliance and tax planning.

         CONCLUSION. Based on the reviews and discussions with management and Deloitte & Touche LLP noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the Securities and Exchange Commission. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining Deloitte & Touche LLP's independence.

                                      AUDIT COMMITTEE

                                         Glenn E. Corlett, Chairman
                                         Leonard L. Brown
                                         Curtis A. Loveland

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION / RELATED PARTY
                                  TRANSACTIONS

         During 2002, the members of the Stock Option and Compensation Committee were Messrs. Stewart (Chairman), Brown and Rockey. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Stock Option and Compensation Committee. Certain other directors, executive officers, and principal shareholders of the Company, or members of their immediate families, have participated in transactions with, or have had certain business relationships with, the Company during 2002.

         The Company leases its 41,000 square foot manufacturing facility in Nelsonville, Ohio, from the William Brooks Real Estate Company, an Ohio corporation, 20% of which is owned by Mike Brooks. The lease expires in March 2004 and is renewable for one-year terms. The lease provides for rent at the rate of $5,000 per month for the last two years of the lease term. The Company believes, based on its knowledge of comparable properties, that this lease was made on terms no less favorable to the Company or its affiliates than it could have obtained from unrelated parties.

         The Company has proposed a transaction in which it would purchase the home of Mark Pitts, Vice President of National Accounts of the Company and son-in-law of Mr. Brooks. The Company would purchase the home at an appraised value, less an amount for customary real estate commission. The Company would then list the home for sale and pay all costs associated with owning and selling the home. The Board of Directors, with Mr. Brooks abstaining, has approved the proposed transaction.

         Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company.

         The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

                             INDEPENDENT ACCOUNTANTS

         Deloitte & Touche LLP served as the independent accountants for the Company for the 2002 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting in order to respond to questions from shareholders, and they will have the opportunity to make a statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2002.

                PROPOSALS BY SHAREHOLDERS FOR 2004 ANNUAL MEETING

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2004 must be received by the Company (addressed to the attention of the Secretary) on or before December 15, 2003. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2004 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 1, 2004. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Ohio.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's Annual Report to Shareholders for the fiscal year ending December 31, 2002, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

                                  By order of the Board of Directors,

                                  Curtis A. Loveland
                                  Secretary

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

         THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 18, 2003, the Proxy Statement and the Annual Report furnished herewith. Any proxy heretofore given to vote said shares is hereby revoked.

         Please sign and date this Proxy below and return it in the enclosed envelope.

                                              Dated  ____________________, 2003

                                              _________________________________
                                                         (Signature)

                                              _________________________________
                                                         (Signature)

                                              SIGNATURE(S) SHALL AGREE WITH THE
                                              NAME(S) PRINTED ON THIS PROXY. IF
                                              SHARES ARE REGISTERED IN TWO
                                              NAMES, BOTH SHAREHOLDERS SHOULD
                                              SIGN THIS PROXY. IF SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, PLEASE GIVE
                                              YOUR FULL TITLE AS SUCH. THIS
                                              PROXY IS SOLICITED ON BEHALF OF
                                              THE BOARD OF DIRECTORS.

                            ROCKY SHOES & BOOTS, INC.
                  39 EAST CANAL STREET, NELSONVILLE, OHIO 45764
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 20, 2003

         The undersigned hereby appoints MIKE BROOKS, DAVID FRAEDRICH, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on May 20, 2003, 4:00 p.m., local time, at Porter, Wright, Morris & Arthur LLP, 29th Floor, located at 41 South High Street, Columbus, Ohio, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.       ELECTION OF CLASS I DIRECTORS

                  [ ] FOR all nominees listed below (except as marked to the contrary).

                  [ ] WITHHOLD AUTHORITY to vote for all nominees below.

                       Mike Brooks   Glenn E. Corlett   James L. Stewart

                  (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee's name and check "FOR").

2. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.